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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-74176


                          PROSPECTUS SUPPLEMENT 8/21/03
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     Page 66, left column, 2nd paragraph should read as follows:

Man Financial is registered under the Commodity Exchange Act, as amended, as a futures commission merchant and a commodity pool operator, and is a member of the National Futures Association in such capacities. Man Financial's subsidiary Man Securities Inc. is registered with the National Association of Securities Dealers, Inc. as a broker-dealer. Companies and affiliates within the Man Group are members of major futures and securities exchanges worldwide. Man Financial's main office is located at One Financial Place, 440 South LaSalle Street, 20th Floor, Chicago, Illinois 60604. Man Financial's telephone number at such location is (312) 663-7500.

     Page C-3, State Suitability Requirements

2.   California - $500,000 NW or $250,000 NW and $65,000 AI